EXHIBIT 10.9.1

CONSENT

We, the undersigned, hereby do consent to the adoption of the amendments to the “Benefit Plans” as defined in and as described in the attached "Unanimous Written Consent in Lieu of Meeting to Amend Benefit Plans to Comply With Emergency Economic Stabilization Act adopted as of October 31, 2008, by the Executive Compensation Committee of the Board of Directors, as and to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”) applicable to participants in the Capital Purchase Program under EESA and the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008.

Agreed to and acknowledged as of the __________day of______________, 2008:

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WHEREAS Cathay General Bancorp (the “Company”) has entered or will enter into a Securities Purchase Agreement with the United States Department of Treasury (the “Agreement”) as part of the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 as amended from time to time (“EESA”); and

WHEREAS pursuant to Section 1.2(d)(iv) of the Agreement, the Company is required to amend its “Benefit Plans” with respect to its “Senior Executive Officers” (as such terms are defined in the Agreement) to the extent necessary to comply with Section 111 of EESA; and

WHEREAS the applicable “Benefit Plans” are the plans in which any Senior Executive Officer participates, or is eligible to participate, and the agreements to which any Senior Executive Officer is a party, that either: (i) provide for incentive or bonus compensation based on the achievement of performance goals tied to or affected by the Company’s financial results (“Financial Performance Plans”) or (ii) provide for payments or benefits upon an “applicable severance from employment” within the meaning of EESA (“Involuntary Separation Pay Arrangements”);

RESOLVED that each Financial Performance Plan and Involuntary Separation Pay Arrangement is hereby amended effective as of the date of entry into the Agreement as follows:

1. Compliance With Section 111 of EESA. Each Financial Performance Plan and Involuntary Separation Pay Arrangement is hereby amended by adding the following provision as a final section to such arrangement:

“Compliance With Section 111 of EESA. Solely to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”) applicable to participants in the Capital Purchase Program under EESA and the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008: (a) each “Senior Executive Officer” within the meaning of Section 111 of EESA and the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008 who participates in this plan or is a party to this agreement shall be ineligible to receive compensation hereunder to the extent that the Executive Compensation Committee of the Board of Directors of the Company determines this plan or agreement includes incentives for the Senior Executive Officer to take unnecessary and excessive risks that threaten the value of the financial institution; (b) each Senior Executive Officer who participates in this plan or is a party to this agreement shall be required to forfeit any bonus or incentive compensation paid to the Senior Executive Officer hereunder during the period that the Department of the Treasury holds a debt or equity position in the Company based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate; and (c) the Company shall be prohibited from making to each Senior Executive Officer who participates in this plan or is a party to this agreement, and each such Senior Executive Officer shall be ineligible to receive hereunder, any “golden parachute payment” in connection with the Senior Executive Officer’s “applicable severance from employment,” in each case, within the meaning of Section 111 of EESA and the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008.”

2. Continuation of Affected Plans. Except as expressly or by necessary implication amended hereby, each Financial Performance Plan and Involuntary Separation Pay Arrangement shall continue in full force and effect.

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